Exhibit (n)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 7, 2025 with respect to the consolidated financial statements of GCM Diversified Infrastructure, LLC for the period from July 1, 2024 (commencement of operations) to September 30, 2024 as included in this Amendment to the Registration Statement on Form N-2 (File No. 811-24043) of CION Grosvenor Infrastructure Master Fund, LLC filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Ernst & Young LLP

February 11, 2025